UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2006

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 15, 2006, Powerwave Technologies, Inc. (“Powerwave”), a Delaware corporation, completed the acquisition of all the outstanding voting securities of Filtronic (Overseas Holdings) Limited and substantially all of the assets of Filtronic Comtek (UK) Limited (together, the “Filtronic Wireless Infrastructure Division”), each such entity a wholly-owned subsidiary of Filtronic, plc, a company registered in England and Wales (“Filtronic”) (such transaction, the “Filtronic Wireless Acquisition”). The Filtronic Wireless Acquisition was made pursuant to an Agreement by and among Powerwave Technologies, Inc., Filtronic plc and Filtronic Comtek (UK) Limited dated as of June 12, 2006 and amended on September 4, 2006 (together, the “Acquisition Agreement”).

Powerwave is filing this Amendment No. 1 to its current Report on Form 8-K that it filed with the SEC on October 18, 2006 to include: (i) audited combined financial statements for the Filtronic Wireless Infrastructure Division as listed in Item 9.01(a) below which have been revised to update a post balance sheet events footnote; and (ii) unaudited pro forma condensed combined financial statements reflecting the acquisition of the Filtronic Wireless Infrastructure Division as updated through December 31, 2006.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The combined balance sheets of the Wireless Infrastructure business of Filtronic plc as of May 31, 2006 and 2005, and the related combined statements of income and of cash flows for the years then ended are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial information

Unaudited pro forma condensed combined financial statements reflecting the acquisition of Filtronic’s Wireless Infrastructure Division business through December 31, 2006 are attached hereto as Exhibit 99.2.

(d) Exhibits

The following exhibit is furnished as part of this Report:

Exhibit Number	Description
23.1	Consent of KPMG Audit Plc, Independent Auditor
99.1	Audited combined financial statements listed in item 9.01(a) above
99.2	Pro forma financial statements listed in item 9.01(b) above

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of KPMG Audit Plc, Independent Auditor
99.1	Audited combined financial statements listed in item 9.01(a) above
99.2	Pro forma financial statements listed in item 9.01(b) above

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